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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Six Flags, Inc.:

We consent to the use of our report incorporated by reference herein.


Our report refers to a change in the methods of accounting for the Company's investments in certain variable interest entities in 2003, accounting for goodwill and other intangible assets in 2002 and accounting for derivative instruments and hedging activities in 2001.

                                    KPMG LLP

Oklahoma City, Oklahoma
November 16, 2004